Exhibit 16.1

BDO SEIDMAN, LLP	1100 Peachtree Street
Suite 700
Atlanta, Georgia 30309-4516
Telephone: (404) 688-6841
Fax: (404) 688-1075

August 2, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on July 28, 2005, to be filed by our former client, Consolidated Resources Health Care Fund II. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP